                                                                   Exhibit 10.14


                             REIMBURSEMENT AGREEMENT


         This Reimbursement Agreement (the "Agreement") is made and entered into as of April 1, 1999 and is effective as of April 1, 1999, by and between BANK ONE, ARIZONA, NA (the "Bank") and HYPERCOM CORPORATION, a Delaware corporation (the "Borrower").

                                    RECITALS

         A. The Borrower has requested that CAPITAL ONE FUNDING CORPORATION, a Delaware corporation (the "Lender"), make a loan to the Borrower in the original principal amount of $10,238,000.00 (the "Loan") for the purpose of permanent financing for the hereinafter defined Project;

         B. The Lender has agreed to make the Loan provided that it is able to obtain the funds necessary to make the Loan by placing with investors through the Underwriter, floating rate option notes (the "Floating Rate Option Notes"), which Floating Rate Option Notes shall be secured by an unconditional, irrevocable, direct pay letter of credit (the "Letter of Credit") issued by Bank One, NA (the "LC Bank");

         C. As a condition to the issuance of the Letter of Credit, the LC Bank has required that the Bank reimburse the LC Bank in the full amount of any draws upon the Letter of Credit;

         D. In consideration of the Bank's agreement to reimburse the LC Bank for any draws upon the Letter of Credit, the Bank and the Borrower desire to enter into this Agreement pursuant to which the Borrower agrees to observe certain covenants and conditions and to reimburse the Bank for any amounts paid by the Bank to the LC Bank as a result of a draw upon the Letter of Credit.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to enter into a certain Affiliate Reimbursement Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 Definitions. The following terms, as used herein, have the following meaning unless the context otherwise requires. Capitalized terms used but not otherwise defined herein or in Exhibit C attached hereto shall have the meaning provided in the Letter of Credit.

         "Affiliate Reimbursement Agreement" means the Affiliate Reimbursement Agreement by and between the Bank and the LC Bank, as the same may from time to time be amended, supplemented or extended, including all exhibits thereto and any other documents executed and delivered as a part thereof, pursuant to which the Bank is obligated to reimburse the LC Bank for any draws on the Letter of Credit attributable to the Borrower.

         "Agency Agreement" means that Agency Agreement by and among the Bank, the Borrower and the Trustee dated as of April 1, 1999, as the same may from time to time be amended, modified, extended, revised or restated.

         "Agreement" means this Reimbursement Agreement, as the same may from time to time be amended, modified, extended, revised or restated, including all exhibits hereto and any other documents executed and delivered as a part hereof.

         "Annual Fee" has the meaning set forth in Section 2.02 hereof.

         "Appraisal" means a current appraisal of the Project by an appraiser acceptable to Bank in its sole and absolute discretion, reviewed and approved by Bank in its sole and absolute discretion.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

         "Borrower Account" has the meaning set forth in Section 2.03(c) hereof.

         "Borrower Note" means the Promissory Note effective April 1, 1999, executed and delivered by the Borrower to the Lender in the original principal amount of the Loan as the same may from time to time be amended, modified, extended, revised or restated.

         "Business Day" means a day of the year, other than (i) a Saturday, Sunday or legal holiday on which banking institutions in the State of Ohio are authorized or required by law to close or (ii) a day on which The New York Stock Exchange is closed.

         "Code" means the Internal Revenue Code of 1986, as amended, and references to the Code and Sections of the Code shall include relevant regulations and proposed regulations thereunder and any successor provisions to such Sections, regulations or proposed regulations.

         "Collateral" means the property subject to the Security Documents.

         "Date of Issuance" means the date on which the Letter of Credit is issued and becomes effective.

         "Deed of Trust" means that Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Financing Statement dated December 8, 1993 and recorded on December 17, 1993 in the records of Maricopa County, Arizona Recorder at Recording Number 93-0885532 as amended from time to time and further amended as of the Effective Date.

         "Default Rate of Interest" means a rate per annum equal to the sum of the Interest Rate plus 3.0% (computed on the basis of a year of 360 days and the actual number of days elapsed).

         "Depository" means any security depository that is a clearing agency under federal law operating and maintaining, with participants or otherwise, a book entry system to record ownership of book entry interest in the Floating Rate Option Notes, and to effect transfers of book entry interest in the Floating Rate Option Notes in book entry form, and includes and means The Depository Trust Company, New York, New York.

         "Dollars" and the sign "$" mean freely transferable money of the United States of America.

         "Drawing" means any Principal Drawing, Remarketing Drawing or Interest Drawing.

         "Effective Date" means the date upon which interest starts to accrue under the Borrower Note.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" means any of the events specified in Article VI of this Agreement, provided that any requirement for the giving of notice or for the lapse of time has been satisfied in connection with such event.

         "Expiration Date" means the date on which the Trustee's right to draw under the Letter of Credit with respect to the Borrower expires and is the date set forth in Section 2.01(d) of this Agreement.

         "Financial Covenants" means the Financial Covenants described in Exhibit C.

         "Five Year Rate" means the fixed rate of interest per annum determined by the Remarketing Agent and in effect for the period commencing on the Effective Date or a Rate Adjustment Date, as applicable, and ending on (but not including) the first Business Day of the month which is sixty months after such Effective Date or Rate Adjustment Date.

         "Fixed Rate" means the fixed rate of interest per annum determined by the Remarketing Agent and in effect for the period commencing on the Effective Date or a Rate Adjustment Date, as applicable, and ending on (but not including) the final maturity date of the Borrower Note.

         "Floating Rate Option Notes" has the meaning set forth in paragraph B of the Recitals.

         "GAAP" means generally accepted accounting principles consistently applied.

         "Guarantors" means HYPERCOM (ARIZONA), INC., an Arizona corporation, HYPERCOM LATINO AMERICA, INC., an Arizona corporation, and HYPERCOM MANUFACTURING RESOURCES, INC., an Arizona corporation, jointly and severally.

         "Guaranty" means collectively those Unconditional Guarantees of Payment dated as of April 1, 1999, given and executed and delivered by the Guarantors for the benefit of the Bank as the same may from time to time be amended, modified, extended, revised or restated.

         "Holder" or "Holders" means the holder or holders of the Floating Rate Option Notes.

         "Interest Drawing" has the meaning set forth in the Letter of Credit.

         "Interest Rate" means a rate per annum equal to the sum of the Prime Rate plus 1.0% (computed on the basis of a year of 360 days and the actual number of days elapsed).

         "Interest Rate Option" means the Weekly Rate, the One Year Rate, the Three Year Rate, the Five Year Rate, the Seven Year Rate, the Ten Year Rate or the Fixed Rate. The foregoing Rates are sometimes collectively referred to as the "Interest Rate Options."

         "LC Bank" has the meaning set forth in paragraph B of the Recitals.

         "Lender" has the meaning set forth in paragraph A of the Recitals.

         "Letter of Credit" means a direct pay irrevocable letter of credit, issued by the LC Bank as of the date hereof to the Trustee as agent for the Holders, as the same may from time to time be amended, modified, replaced, reinstated, reconfirmed, reissued or extended.

         "Loan" has the meaning set forth in paragraph A of the Recitals.

         "LTV Requirement" means eighty percent (80.0%).

         "Master Agreement" means the ISDA Master Agreement by and between the Bank and the Borrower (and any schedules or confirmations thereunder entered into by the parties at any time), which is necessary for the Borrower to make an interest rate swap.

         "Maximum Loan Amount" means an amount not to exceed$10,429,963.00.

         "Maximum Rate" means the maximum interest rate per annum at which the Floating Rate Option Notes may bear interest, which is 15% per annum.

         "Note Payment Date" has the meaning set forth in Section 2.03(c) hereof.

         "One Year Rate" means the fixed rate of interest per annum determined by the Remarketing Agent and in effect for the period commencing on the Effective Date or a Rate Adjustment Date, as applicable, and ending on (but not including) the first Business Day of the month which is twelve months after such Effective Date or Rate Adjustment Date.

         "Payment Deficiency" has the meaning set forth in Section 2.03(c) hereof.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or trustee thereof or any other entity, fiduciary or organization, including a government or political subdivision thereof.

         "Pledged Notes" means the Pledged Notes as defined in Section 2.06 hereof.

         "Prime Rate" means such rate of interest as publicly announced from time to time by the Bank as its prime rate, which may not be the Bank's lowest rate of interest charged to borrowers, such rate changing automatically and immediately from time to time effective as of the effective date of each such announced change.

         "Principal Drawing" has the meaning set forth in the Letter of Credit.

         "Project" means the Real Property, any improvements located thereon and any personal property located thereat.

         "Rate Adjustment Date" means the date on which an interest rate, determined on the related Rate Determination Date, applicable to the Borrower Note becomes effective. In the case of the Weekly Rate, a Rate Adjustment Date shall occur on each Thursday or on such other day as may be necessary as provided in the last sentence of the first paragraph of Section 2.07(d) of this Agreement. Each Rate Election Date shall also be a Rate Adjustment Date.

         "Rate Determination Date" means the day on which the Remarketing Agent determines the Weekly Rate, the One Year Rate, the Three Year Rate, the Five Year Rate, the Seven Year Rate, the Ten Year Rate and the Fixed Rate, as applicable, for any Rate Period. In the case of the Weekly Rate, the Rate Determination Date for a Rate Period shall be the first Business Day next preceding the Rate Adjustment Date or such other day as may be necessary as provided in the last sentence of the first paragraph of Section 2.07(d) of this Agreement. In the case of the One Year Rate, the Three Year Rate, the Five Year Rate, the Seven Year Rate, the Ten Year Rate and the Fixed Rate, the Rate Determination Date for a Rate Period shall be a Business Day selected by the Remarketing Agent and occurring not earlier than 15 days and not later than two days prior to the Rate Adjustment Date.

         "Rate Election" means (i) the Borrower's right to select from time to time one or more of the Interest Rate Options as the interest rate applicable to the Borrower Note and (ii) in the absence of the exercise of the right referred to in clause (i) of this definition, the automatic conversion of the Interest Rate Option applicable to the Borrower Note to the Weekly Rate.

         "Rate Election Date" means the date on which a Rate Election becomes effective. In the case of a Rate Election from the Weekly Rate, the Rate Election Date may be the first Business Day of any month. In the case of a Rate Election from the One Year Rate, the Three Year Rate, the Five Year Rate, the Seven Year Rate or the Ten Year Rate, the Rate Election Date must be the date upon which the final interest payment is due and payable for that Rate Period.

         "Rate Period" means the period commencing with the Rate Election Date during which a particular Interest Rate Option as determined on a particular Rate Determination Date is effective. In the case of the Weekly Rate, with the exception (i) if applicable, of the initial Rate Period, (ii) of a Rate Period whose last day is a Rate Election Date or (iii) of a Rate Period whose last day is occasioned by the circumstances described in the last sentence of the first paragraph of Section 2.07(d) of this Agreement, each Rate Period shall commence on a Thursday and end on the following Wednesday or the maturity date of the Borrower Note, whichever shall first occur (the "Weekly Rate Period"). In the case of the One Year Rate, the Three Year Rate, the Five Year Rate, the Seven Year Rate and the Ten Year Rate, with the exception, if applicable, of the initial Rate Period, each Rate Period shall commence on the Rate Election Date establishing any such Interest Rate Option and shall continue for the number of months (i.e. 12, 36, 60, 84 and 120) applicable to such Interest Rate Option and shall end on (but such Rate Period will not include) the next Rate Election Date or the maturity date of the Borrower Note, whichever shall first occur. In the case of the Fixed Rate, the Rate Period shall begin on the Effective Date or a Rate Election Date, as applicable, and shall end on (but such Rate Period shall not include) the maturity date of the Borrower Note.

         "Real Property" means the real property located at 2851 West Kathleen Road, Phoenix, Arizona 85023-4053, which is subject to and legally described in the Deed of Trust granted by the Borrower to the Bank to secure repayment of the Borrower Note.

         "Remarketing Agent" means, initially, Banc One Capital Markets, Inc. and its successors and assigns, and any other person appointed and acting as remarketing agent under the Remarketing Agreement.

         "Remarketing Agreement" means the Master Remarketing Agreement dated as of March 1, 1998 between the Lender and the Remarketing Agent, relating to the remarketing of the Floating Rate Option Notes, as such agreement may be amended as permitted therein.

         "Remarketing Drawing" has the definition set forth in the Letter of Credit.

         "Security Documents" means the following documents which have been executed by the Borrower or Guarantors and delivered to the Bank as security for the Borrower's obligations hereunder: the Borrower Note, the Master Agreement, the Deed of Trust and any and all other present or future obligations, agreements, or indebtedness between the Borrower and the Bank.

         "Seven Year Rate" means the fixed rate of interest per annum determined by the Remarketing Agent and in effect for the period commencing on the Effective Date or a Rate Adjustment Date, as applicable, and ending on (but not including) the first Business Day of the month which is eighty-four months after such Effective Date or Rate Adjustment Date.

         "Stated Amount" means the unpaid principal balance of the Borrower Note from time to time plus 45 days of interest thereon calculated at the rate of 15% per annum, based on 360 days. The Stated Amount is originally $10,429,963.00 being $10,238,000.00 of principal and $191,963.00 of interest.

         "Systems" has the meaning as defined in Section 4.01(r) hereof.

         "Ten Year Rate" means the fixed rate of interest per annum determined by the Remarketing Agent and in effect for the period commencing on the Effective Date or a Rate Adjustment Date, as applicable, and ending on (but not including) the first Business Day of the month which is one hundred twenty months after such Effective Date or Rate Adjustment Date.

         "Three Year Rate" means the fixed rate of interest per annum determined by the Remarketing Agent and in effect for the period commencing on the Effective Date or a Rate Adjustment Date, as applicable, and ending on (but not including) the first Business Day of the month which is thirty-six months after such Effective Date or Rate Adjustment Date.

         "Trust Agreement" means the Master Trust Indenture dated as of March 1, 1998 between the Lender and the Trustee pursuant to which the Trust will be created and the Floating Rate Option Notes will be issued, as amended as permitted therein.

         "Trustee" means, initially, Bank One Trust Company, NA and its successors and assigns, and any other Person appointed and acting as trustee under the Trust Agreement.

         "UCC Financing Statements" means the Uniform Commercial Code Financing Statement given by the Borrower to the Bank from time to time, as reasonably required by the Bank.

         "Underwriter" means Bank One Capital Markets, Inc.

         "Weekly Rate" means the rate of interest per annum determined by the Remarketing Agent and generally in effect for a period of one week, subject to adjustment as provided in Section 2.07 of this Agreement. The Weekly Rate shall be the minimum rate of interest which, in the opinion of the Remarketing Agent, would be necessary to sell the Floating Rate Option Notes on the Rate Adjustment Date in a secondary market sale at the principal amount thereof plus accrued interest.

         "Year 2000 Compliant" has the meaning as defined in Section 4.01(r) hereof.

                                   ARTICLE II
                      AMOUNT AND TERMS OF LETTER OF CREDIT

         Section 2.01  The Letter of Credit.

                  (a) The LC Bank has agreed, upon the terms and conditions set forth herein, to issue and deliver the Letter of Credit in the Stated Amount to the Trustee as agent for the Holders under the Trust Agreement and under the Remarketing Agreement.

                  (b) The Letter of Credit may be transferred to a successor or substitute Trustee in accordance with the provisions set forth in the Letter of Credit.

                  (c) The Stated Amount shall be reduced and reinstated in accordance with the provisions of the Letter of Credit.

                  (d) The Letter of Credit shall expire on April 6, 2006, unless sooner terminated in accordance with the terms and conditions contained in the Letter of Credit. The LC Bank shall not be required to enter into any extension or to otherwise amend, modify or supplement the Letter of Credit; provided, however, the LC Bank may, in its sole and absolute discretion, extend the Expiration Date upon the request of the Borrower made to the Bank on or before 90 days prior to the Expiration Date and with the written consent of the Bank. Each extension period if agreed to by the Bank and the LC Bank shall be for a minimum period of one year unless sooner terminated in accordance with the terms and conditions of the Letter of Credit. Without limitation of the absolute discretion of the Bank whether to extend the Expiration Date, any such extension shall be conditioned upon no Event of Default existing at the time thereof and the receipt by the Bank of an update of the initial Appraisal and may be subject to such amendments or modifications to this Agreement and/or any of the Security Documents as are required by the Bank and/or the LC Bank in their sole discretion. In addition, any extension, if granted, shall be subject to payment by the Borrower of an extension fee together with all out-of-pocket expenses, including legal fees, of the Bank and the LC Bank.

         Section 2.02  Fees.

                  (a) The Borrower shall pay to the Bank on the date of execution of this Agreement and on the date of issuance of any additional Letter of Credit by the LC Bank, an Issuance Fee of $150.00. The Borrower shall also pay a fee of $35.00 to the Trustee in accordance with the Agency Agreement for each draw upon the Letter of Credit. In addition, if a substitute Trustee is appointed at any time and the Letter of Credit is transferred to such substitute Trustee, the Borrower shall pay to the Bank the LC Bank's customary Letter of Credit transfer fee.

                  (b) The Borrower shall pay to the Bank on the date of execution of this Agreement an origination fee equal to $104,300.00.

                  (c) The Borrower shall also pay to the Bank on the Date of Issuance an annual letter of credit fee (the "Annual Fee") equal to 1.50% of the Stated Amount prorated for the period from the Effective Date through June 30, 1999. Thereafter, and as long as the Letter of Credit is in effect, the Borrower shall pay to the Bank in advance on each October 1 (for the period of October 1 to and including December 31), January 1 (for the period of January 1 to and including March 31), April 1 (for the period of April 1 to and including June 30), and July 1 (for the period from July 1 to and including September 30), commencing on July 1, 1999, an Annual Fee equal to the quotient of (i) 1.50% of the Stated Amount, calculated as of each October 1, January 1, April 1 and July 1, respectively, times the number of days in the applicable calendar quarter and
(ii) 360.

                  The Borrower hereby acknowledges and agrees that if any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or in GAAP, shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the LC Bank, or
(ii) impose on the LC Bank any other condition relating, directly or indirectly, to the Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the LC Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be determined by the LC Bank's reasonable allocation of the aggregate of such cost increase resulting from such event), then the LC Bank shall present to the Bank a certificate stating the amount of the LC Bank's increased costs reasonably allocable to the Letter of Credit, and the Borrower shall immediately pay to the Bank, from time to time as specified by the LC Bank in such certificate, such additional amounts as shall be sufficient to compensate for such increased cost. A copy of such certificate shall be presented to the Borrower by the Bank, and any such additional amount to be paid to the Bank shall be immediately due and payable to the Bank by the Borrower. The certificate referred to hereinabove shall be conclusive as to the amount thereof.

                  (d) In addition to the foregoing, the Borrower shall pay to the Lender the fees set forth in paragraph 3 of the Borrower Note.

                  (e) The Borrower shall also pay all reasonable fees and expenses incurred by the Bank, the Lender, the LC Bank or the Borrower in connection with this Agreement, the Loan or the issuance of the Floating Rate Option Notes, whether or not the Loan closes, including without limitation, the Bank's counsel fees, the Lender's counsel fees, the LC Bank's counsel fees, placement fees, the Lender's acceptance fee, trustee fees, trustee's counsel fees, rating agency fees, and private placement memorandum and Floating Rate Option Notes printing costs. In addition, the Borrower shall pay such additional fees and expenses, including title insurance premiums, appraisal fees, survey costs, environmental reports costs, and other fees and expenses as are incurred in connection with any security for the Loan.

                  (f) All payments of fees to be made by the Borrower to the Bank shall be made in immediately available funds. With respect to the payment of the Annual Fee, the Bank shall notify the Borrower of the amount of such payment not less than 10 days prior to the date upon which such payment is due but failure to provide such notice shall not affect the Borrower's obligations to make the payment when due.

         Section 2.03  Reimbursement and Other Payments.

                  (a) Principal or Interest Drawing. In the event of any Principal Drawing or Interest Drawing, the Borrower shall immediately pay to the Bank or cause the Trustee to pay to the Bank the amount paid by the Bank to duly honor such Drawing, and failure to so immediately reimburse the Bank shall constitute an Event of Default under this Agreement. Without limitation of the preceding sentence, if such amount has not been previously paid under the Borrower Note and is outstanding, such amount shall constitute a loan to and indebtedness of the Borrower to the Bank. If the Borrower does not reimburse the Bank for such drawing on the same day of the Drawing or if the Borrower shall otherwise fail to reimburse the Bank under this Section 2.03(a) as a result of a Principal Drawing as honored or an Interest Drawing as honored, such unreimbursed amount shall bear interest until payment in full of such amount, and the Borrower shall be obligated to pay interest to the Bank, payable on demand, or, if demand is not made, monthly in arrears on the last day of each month following such Principal Drawing or Interest Drawing on any and all such amounts remaining unpaid at the Default Rate of Interest. Accrual of such interest and the acceptance of payment of such interest by the Bank thereof on any one or more occasions shall not constitute a waiver of the Event of Default occurring upon the failure of the Borrower to immediately reimburse the Bank for the amount of the Drawing(s) that accrued such interest.

                  (b) Remarketing Drawing. In the event of any Remarketing Drawing, the amount of such Remarketing Drawing as honored shall constitute a loan to and indebtedness of the Borrower to the Bank upon the following terms:

                           (i) The amount of any Remarketing Drawing as honored relating to interest under the Borrower Note shall be immediately due and payable by the Borrower to the Bank and if such amount is not immediately paid to the Bank, such amount shall bear interest at the Interest Rate from and after the date such amount becomes payable hereunder. Such interest shall be payable upon demand of the Bank, or, if demand is not made, monthly in arrears on the last day of each month.

                           (ii) The amount of any Remarketing Drawing representing the principal amount of any Floating Rate Option Notes not remarketed shall be repaid as provided below. At any time that any Remarketing Drawing is outstanding on any loan payment date set forth in Schedule 1 of the Borrower Note, the Bank shall apply any payment of principal on the Borrower Note in an amount equal to the principal amount of Pledged Notes to be redeemed on such date as a repayment of the Remarketing Drawing. The unpaid balance of the Remarketing Drawing shall bear interest at the Interest Rate, which interest shall be paid to the Bank monthly in arrears on the first Business Day of each month commencing the month following the month in which the Remarketing Drawing occurs. Any payments on or of the purchase price for the Pledged Notes shall be applied as a payment of the outstanding amount of the Remarketing Drawing.

                  (c) Monthly Payments. Notwithstanding the Borrower Note to the contrary, the Borrower has agreed to make monthly principal and monthly interest payments to the Bank. All of such payments shall be made (i) with respect to interest payments, not later than the Business Day prior to the day on which interest payments are due and payable under the Borrower Note and (ii) with respect to principal payments, each such principal payment shall be made not later than the Business Day prior to the dates set forth in Exhibit A attached hereto and made a part hereof. The amount of the interest payments shall be the amount payable under the Borrower Note, and the amount of each principal payment is set forth on Exhibit A attached hereto. Such payments when made by the Borrower shall be deposited by the Bank into a segregated account (the "Borrower Account"). The Trustee shall make withdrawals from the Borrower Account in order to reimburse the LC Bank for any draws upon the Letter of Credit and to pay to Trustee its fees all in accordance with the Agency Agreement. All payments of principal and interest by the Borrower into the Borrower Account shall be applied as a credit against the amount of the Borrower Note. If as of any date provided for in the Borrower Note for a payment of principal or interest (a "Note Payment Date") there are insufficient funds in the Borrower Account in order for the Trustee to reimburse the LC Bank for principal and interest draws upon the Letter of Credit due on a Note Payment Date, the difference between the amount in the Borrower Account and the amount due as reimbursement to the LC Bank for such principal and interest draws (the "Payment Deficiency") shall be immediately due and payable by the Borrower to the Bank and if such amount is not immediately paid to the Bank, the same shall constitute an Event of Default under this Agreement and, without limitation of the foregoing, such amount shall bear interest at the Default Rate of Interest from and after the

Note Payment Date such amount becomes payable hereunder. Interest on the Payment Deficiency shall be payable upon demand of the Bank, or, if demand is not made, monthly in arrears as the last day of each month. If any payment due under this paragraph is not made within 10 calendar days of its due date, a late fee equal to 5.0% of such payment or $25, whichever is greater, up to a maximum of $1,500 for each such late payment shall be immediately due and payable to the Bank from the Borrower. The collection of principal, interest and/or late fees by the Bank on any one or more occasions shall not constitute a waiver of the Event of Default arising upon failure by the Borrower to make payment to the Bank when due of the amounts with respect to which such principal, interest and late charges accrue.

                  (d) Interest Rate Changes. Any change in the Default Rate of Interest or the Interest Rate resulting from a change in the Prime Rate shall be effective on the effective date of the change in the Prime Rate. The Default Rate of Interest shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

                  (e) Fees and Expenses. The Borrower hereby agrees to pay to the Bank upon demand therefor sums equal to any and all amounts paid to the LC Bank by the Bank for reasonable charges and expenses (including reasonable attorneys' fees) attributable to the Borrower which the LC Bank may pay or incur relative to the transfer, drawing upon, change in terms, maintenance, renewal, extension or cancellation of the Letter of Credit or to any payment by the LC Bank thereunder. The Borrower hereby agrees to pay to the Bank on demand sums equal to any and all amounts which the Bank has paid or incurred (including reasonable attorneys' fees) relative to the Bank's curing of any Event of Default resulting from the acts or omissions of the Borrower under this Agreement or under the Security Documents.

                  (f) Final Payment. The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay all amounts due to the Bank pursuant to the provisions of this Agreement, the Borrower Note and the Security Documents, including without limitation, amounts payable pursuant to Sections
2.02 and 2.03 hereof, on the Expiration Date, or at such earlier time as may be provided for herein.

                  (g) Discharge of Obligations Upon Payment Under the Borrower Note. Payments made under the Borrower Note shall discharge the Borrower's obligations under this Agreement to the extent of such payments.

                  (h) Application of Payments. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon an Event of Default, the Bank reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as the Bank may from time to time determine in its sole discretion.

         Section 2.04 Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the preceding Business Day, but in no event shall be made later than the next succeeding Business Day with interest (if such payment accrues interest) continuing to accrue thereon until such payment is made.

         Section 2.05 Security Documents. As security for all of the Borrower's obligations to the Bank under this Agreement, the Borrower Note and the Master Agreement, and any and all other obligations, agreements, or indebtedness between the Borrower and the Bank, the Borrower shall execute and deliver and cause the Guarantors to execute and deliver on the date hereof the Security Documents required to be executed and delivered as one of the conditions precedent to the obligation of the LC Bank to issue the Letter of Credit.

         Section 2.06  Pledge of Remarketing Notes.

                  (a) As security for the payment and performance of all obligations of the Borrower to the Bank hereunder and under the Borrower Note and the Security Documents, the Borrower hereby agrees that upon the making of a Remarketing Drawing with respect to the Loan, the Trustee shall cause to be registered with the Depository in the name of Lender, as pledgor, and in the name of the Bank, as pledgee, and transferred from the Depository account of Lender to a separate Depository account of the Trustee, as custodian, the Floating Rate Option Notes free and clear of all other liens and encumbrances in an aggregate principal amount equal to the amount of such Remarketing Drawing with respect to the Loan, less (i) any portion of such Remarketing Drawing representing interest on the Floating Rate Option Notes so purchased, and (ii) the amount the Bank is reimbursed by 2:00 p.m. Phoenix, Arizona time on the date of such Remarketing Drawing (the "Pledged Notes"), and the Borrower hereby consents to the grant to the Bank of a security interest in the Pledged Notes and in the proceeds thereof. Pledged Notes registered with the Depository in the name of the Lender shall be for the benefit of the Borrower as pledgor and the Bank as pledgee. If a Depository is not used, the Borrower agrees that the Remarketing Agent shall deliver such Pledged Notes to Trustee and the Trustee shall register such Pledged Notes in the name of Lender for the benefit of the Borrower, as pledgor and in the name of the Bank as pledgee with Lender's endorsement of the Pledged Notes to the order of the Bank, and deliver such Pledged Notes to the Bank or its designated custodian.

                  (b) The Borrower further agrees to the Trustee entering into its registration books as the address to which payments of interest with respect to Pledged Notes are to be sent, the Bank's address for notices pursuant to Section 7.04 hereof as in effect from time to time.

                  (c) If the Borrower shall become entitled to receive or shall receive any Pledged Notes, any payment of interest with respect to the Pledged Notes from the Trustee, or any and all other proceeds thereof, it shall accept any such items as the Bank's agent, shall hold them in trust for the Bank, and shall deliver them forthwith to the Bank in the exact form received, with the Borrower's endorsement to the order of the Bank when necessary, to be held by the Bank, subject to the terms hereof, as security for the payment and performance of all obligations of the Borrower hereunder, the Borrower Note and under the Security Documents, except that the Bank shall credit all payments and proceeds received by the Bank directly against the Borrower's obligations under Sections 2.02 and 2.03 of this Agreement.

                  (d) All principal and interest paid on the Pledged Notes shall be retained by the Bank (or if received by the Borrower shall be forthwith delivered by it to the Bank in the original form received) and applied by the Bank to the payment of amounts due the Bank from the Borrower hereunder, the Borrower Note and under the Security Documents.

                  (e) If the Borrower makes or causes to be made to the Bank a prepayment or payment of a Remarketing Drawing pursuant to Section 2.03 hereof, or the Remarketing Agent resells Pledged Notes on behalf of the Borrower, the Bank agrees to release from the lien of this Agreement and to instruct the Trustee by telephone (confirmed in writing) to cause the appropriate transfer of Pledged Notes on the books of the Depository (or, if a Depository is not used, to deliver to the Borrower or the Remarketing Agent, as the case may be, Pledged Notes endorsed in blank without recourse) in an aggregate principal amount equal to the amount of such prepayment or payment with respect to principal so made, or the principal amount of the Pledged Notes so resold to the extent that the proceeds of such resale are delivered to the Bank. Any such payment or prepayment of the Remarketing Drawing shall constitute a payment or prepayment of the Borrower Note for all purposes hereof and of the Borrower Note.

                  (f) In addition to the rights and remedies granted to the Bank in this Agreement, the Bank shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and such other rights and remedies as are granted to a secured party in similar situations to the extent of the security interest granted under paragraph (a) above. In addition, if Pledged Notes are issued in "book entry form", the Bank shall be a "Registered Pledgee" as defined by, and having the rights designated by Article VIII and Article IX of the New York and, if applicable, the Arizona Uniform Commercial Code.

                  (g) The Borrower shall be liable for the deficiency if the proceeds of any sale or other disposition of the Pledged Notes by the Bank are insufficient to pay all amounts to which the Bank is entitled, including principal and interest as provided herein, and the reasonable fees and expenses of any outside attorneys employed by the Bank to collect such deficiency.

         Section 2.07 Interest Rate Determination Under the Borrower Note. Following execution and delivery of the Borrower Note to Lender, the following provisions shall apply to the determination of the interest rate under the Borrower Note:

                  (a) Interest Rate Options. The Borrower Note may bear interest at one or more Interest Rate Options selected by the Borrower as hereinafter provided. Once an Interest Rate Option is selected, it may be changed only in accordance with the provisions of Section2.07(c), below.

                  (b) Selection of Initial Interest Rate Option. The entire principal balance of the Borrower Note shall initially bear interest at the Weekly Rate, and, until another Interest Rate Option is timely and properly selected, shall thereafter bear interest at the Weekly Rate pursuant to Section2.07(c), below.

                  (c) Changes in Interest Rate Option Selected. The Borrower may change the Interest Rate Option initially selected with respect to all or part of the Borrower Note by making one or more Rate Elections in accordance with the provisions of this Section2.07(c). During any Rate Period when the Borrower Note or a portion thereof bears interest at the Weekly Rate or on the last day of any Rate Period when the Borrower Note bears interest at the One Year Rate, the Three Year Rate, the Five Year Rate, the Seven Year Rate or the Ten Year Rate, the Borrower shall have the right to make a Rate Election to any Interest Rate Option. However, the Fixed Rate once selected may not be changed. The Borrower may select more than one Interest Rate Option and designate the principal amount of the Floating Rate Option Notes to be effected by each such Interest Rate Option; provided, however, that if the Borrower selects more than one Interest Rate Option, the Borrower must designate at least $1,000,000 in principal amount of Floating Rate Option Notes for each Interest Rate Option selected. The Borrower may make a Rate Election by giving written notice to the Bank, the Lender, the Trustee, the LC Bank and the Remarketing Agent. Such notice shall (i) state the Borrower's intention to make a Rate Election (specifying the applicable Interest Rate Option selected, which shall be an Interest Rate Option permitted hereunder),
(ii) specify the Rate Election Date, and (iii) designate the portion of the Borrower Note, if less than all, to which such Interest Rate Option shall apply (as such the "Notice of Rate Election"); provided, however, that no Rate Election to a One Year Rate, a Three Year Rate, a Five Year Rate, a Seven Year Rate, a Ten Year Rate or a Fixed Rate shall be permitted unless, after giving effect to such Rate Election, the unexpired term of the Letter of Credit will exceed the term of the proposed Rate Period by at least five days determined as of the proposed Rate Election Date. The Notice of Rate Election shall be given at least 45 days prior to the Rate Election Date. If the Borrower Note or any portion thereof bears interest at the One Year Rate, the Three Year Rate, the Five Year Rate, the Seven Year Rate or the Ten Year Rate and the Borrower declines or fails to make a Rate Election at the end of such Rate Period with respect to any such portion, a Rate Election shall nevertheless be deemed to have been made with respect thereto and the Borrower Note or such portion thereof, as applicable, shall, from and after the end of the expiring Rate Period until another Rate Election is made by the Borrower and becomes effective, bear interest at the Weekly Rate. In addition, if the Borrower Note bears interest at the Weekly Rate, a continuation of the Weekly Rate into the next Rate Period shall not constitute a Rate Election, and neither the Trustee, the Lender nor the Borrower shall be required to take any action, or give notice or consent, in order to effect the continuation of the Weekly Rate applicable to the Borrower Note. If the Remarketing Agent shall not have determined a Weekly Rate for any Weekly Period, the Weekly Rate shall be the same as the Weekly Rate for the immediately preceding Weekly Period. Assuming compliance with the procedures set forth herein and in Section 2.07(d) hereof, the Interest Rate Option selected by a Rate Election shall become effective on the Rate Election Date and shall stay continuously in effect until (i) in the case of the Weekly Rate, the Borrower makes another Rate Election, (ii) in the case of the One Year Rate, the Three Year Rate, the Five Year Rate, the Seven Year Rate or the Ten Year Rate, the conclusion of the Rate Period or (iii) in the case of the Fixed Rate, the Borrower Note is paid in full.

                  A Rate Election which results in a continuation of the same Interest Rate Option from the immediately preceding Rate Period shall permit the optional tender of the Floating Rate Option Notes which correspond to the principal amount of the Borrower Note which bears that Interest Rate Option on the Borrower Note. Fixed Rate notes are not subject to optional redemption. A Rate Election from one Interest Rate Option to another shall require a mandatory tender of the Floating Rate Option Notes which correspond to the principal amount of the Borrower Note which bears that Interest Rate Option on the Borrower Note. A tender of Floating Rate Option Notes will cause a

Remarketing Drawing in the event of the failed remarketing of any of the Floating Rate Option Notes tendered as a result of the Rate Election.

                  (d) Determination of Interest Rate. For all Rate Periods after the initial Rate Period, the interest rate (i.e. the Weekly Rate, the One Year Rate, the Three Year Rate, the Five Year Rate, the Seven Year Rate, the Ten Year Rate or the Fixed Rate, as applicable) shall be determined in the following manner. At or before 5:00 p.m., Columbus, Ohio time, on each Rate Determination Date, the Remarketing Agent shall determine the applicable interest rate which the Floating Rate Option Notes shall bear during the next Rate Period. Such interest rate shall be that interest rate which, in the sole and exclusive judgment of the Remarketing Agent (having due regard for the length of the Rate Period, tender options (if any) available to the Holders of the Floating Rate Option Notes during the Rate Period, prevailing financial conditions and the yields at which comparable securities are then being sold), would equal (but not exceed) the interest rate necessary to enable the Remarketing Agent to sell the Floating Rate Option Notes (exclusive of accrued interest, if any) on the Rate Adjustment Date at a price equal to one hundred percent (100%) of the principal amount thereof. The interest rate so determined shall be effective on the next Rate Adjustment Date, or if the Rate Determination Date and the Rate Adjustment Date are the same day, then on such day. If Floating Rate Option Notes bearing interest at the Weekly Rate are tendered during a Rate Period, then the Weekly Rate may be increased (but not decreased) if, in the sole and exclusive judgment of the Remarketing Agent, such an increase in the Weekly Rate is necessary to enable the Remarketing Agent to remarket such Floating Rate Option Notes (exclusive of accrued interest, if any) at a price equal to one hundred percent (100%) of the principal amount thereof.

                  On each Rate Determination Date for the Weekly Rate and on any date on which the Weekly Rate is increased pursuant to the last sentence of the preceding paragraph, the Remarketing Agent shall give the Trustee telephonic notice, promptly confirmed in writing, of the Weekly Rate determined by the Remarketing Agent on such date; provided, however, that such notice need not be given unless the Weekly Rate so determined is different from the Weekly Rate for the preceding Rate Period. The Trustee shall, promptly after having been informed of the Weekly Rate, notify the Borrower of the Weekly Rate. In the case of the One Year Rate, the Three Year Rate, the Five Year Rate, the Seven Year Rate, the Ten Year Rate or the Fixed Rate, the Remarketing Agent shall, by not later than the Business Day following the Rate Determination Date, notify the Trustee of the One Year Rate, the Three Year Rate, the Five Year Rate, the Seven Year Rate, the Ten Year Rate or the Fixed Rate, as applicable, determined by the Remarketing Agent. The Trustee shall, within one Business Day after having been so informed, notify the Borrower of the One Year Rate, the Three Year Rate, the Five Year Rate, the Seven Year Rate, the Ten Year Rate or the Fixed Rate, as applicable, as determined by the Remarketing Agent.

                  (e) Calculation of Interest. During any Rate Period when the Borrower Note bears interest at the Weekly Rate, interest on the Borrower Note shall be computed on the basis of a 365-day year (366 days during any period containing a February 29) for the actual number of days elapsed during such Rate Period. During any Rate Period when the Borrower Note bears interest at the One Year Rate, the Three Year Rate, the Five Year Rate, the Seven Year Rate, the Ten Year Rate or the Fixed Rate, interest on the Borrower Note shall be computed on the basis of a 360-day year, consisting of twelve 30-day months. In no event shall any Weekly Rate, any One Year Rate, any Three Year Rate, any Five Year Rate, any Seven Year Rate, any Ten Year Rate or any Fixed Rate exceed the Maximum Rate. All determinations of any Weekly Rate, any One Year Rate, any Three Year Rate, any Five Year Rate, any Seven Year Rate, any Ten Year Rate or any Fixed Rate shall be rounded to the nearest one-hundredth of one percent (0.01%) and shall be conclusive and binding upon the Borrower.

         Section 2.08 Rate of Interest. Borrower expressly agrees to an effective rate of interest that is the rate stated in this Article II plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid in connection with this Agreement and the Borrower Note.

                                   ARTICLE III
                             CONDITIONS OF ISSUANCE

         Section 3.01 Conditions Precedent to this Agreement. The obligation of the Bank to enter into this Agreement is subject to the condition precedent that the Bank shall have received on or before the date hereof all such documents, instruments, approvals (and, if requested by the Bank, certified duplicates of executed copies thereof) or opinions addressed to the Bank as the Bank may request and payment of all fees and costs required to be paid hereunder, including, without limitation, the following, each dated such date, in form and substance satisfactory to the Bank:

                  (a) If the Borrower is a corporation, a certificate of the Secretary or Assistant Secretary of the Borrower, or if the Borrower is a partnership, a certificate of the managing general partner certifying the accuracy and completeness of copies of the resolutions or actions by unanimous written consent of the board of directors or partners, as the case may be, of the Borrower authorizing or ratifying the execution, delivery and performance of this Agreement, the Borrower Note and the Security Documents.

                  (b) If the Borrower is a corporation, a certificate of the Secretary or Assistant Secretary of the Borrower, or if the Borrower is a partnership, a certificate of the managing general partner certifying the names and true signatures of the officers or other representatives of the Borrower authorized to sign this Agreement, the Borrower Note and the Security Documents.

                  (c) If the Borrower is a corporation, certified copies of the articles of incorporation, code of regulations and certificate of good standing of the corporation, or if the Borrower is a partnership, certified copies of the above corporation documents for any corporate general partner and the recorded certificate of partnership for the Borrower.

                  (d) Opinion of counsel for the Borrower and the Guarantors, addressed to the Bank and to other applicable parties, in substantially the form of Exhibit B hereto.

                  (e) Executed copies of this Agreement, the Borrower Note, the Guaranty, an amendment to the Deed of Trust, and all other Security Documents and other documents required to be delivered as a condition to issuance of the Floating Rate Option Notes and Letter of Credit.

                  (f)      Fees specified in Section 2.02 hereof.

                  (g) An Environmental Indemnity Agreement, executed by Borrower and the Guarantors.

                  (h) If requested by the Bank, current as-built survey of the Real Property by a licensed surveyor acceptable to the Bank describing the boundaries of the Real Property and showing the location of the improvements upon the Real Property and all means of ingress and egress, rights-of-way, easements (each of which shall be identified by docket and page or recording number where recorded) and all other customary and relevant information pursuant to ALTA standards and any title company requirements. All surveys shall be certified to the Bank and the title company issuing the Title Policy.

                  (i) An ALTA extended coverage mortgagee's title insurance policy [ALTA Loan Policy - 1970 (Rev. 10-17-70)] or similar policy acceptable to the Bank (the "Title Policy"), with such endorsements as the Bank may require, issued by a title insurance company satisfactory to the Bank in the amount of the Loan insuring the lien of the Deed of Trust to be a first and prior lien upon the Real Property as security for the Loan, subject only to such exceptions as the Bank may expressly approve in writing.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Section 4.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Bank as follows:

                  (a) The Borrower has not incurred any material accumulated funding deficiency as defined in ERISA and the regulations promulgated thereunder and no Reportable Event has occurred with respect to any Pension Plan involving the Borrower. Neither has the Pension Benefit Guaranty Corporation asserted that the Borrower has incurred any material liability in connection with any such pension plan nor has any lien attached nor any Person threatened to attach a lien on any property of the Borrower as a result of the Borrower's failure to comply with ERISA or regulations promulgated thereunder.

                  (b) Except as previously disclosed to the Bank in writing, the Borrower has filed all Federal, state and local tax returns required to be filed and has paid all taxes shown to be due on such returns, and has made provision for all liabilities not so paid or accrued under returns not yet due. Except as previously disclosed to the Bank in writing, the Borrower has no knowledge of any pending assessments or adjustments to its taxes payable with respect to any year.

                  (c) The Borrower's obligations under this Agreement, the Borrower Note, the Master Agreement and the applicable Security Documents are not subordinate in any manner to any other obligation of the Borrower.

                  (d) There is no claim, action, temporary restraining order, injunction, suit, proceeding, inquiry or investigation, at law or in equity, before or by any judicial or administrative court, governmental agency, public board or body, pending or, to the best of the Borrower's knowledge, threatened against or affecting, or involving the properties or businesses, or any securities of, the Borrower nor, to the best of the Borrower's knowledge, is there any basis therefore, (i) contesting the existence or powers of the Borrower or the authority of its directors, officers, managers, members or partners, as the case may be, or (ii) wherein an unfavorable decision, ruling or finding would in any way adversely affect the Borrower's ability to carry out its obligations under this Agreement, the Borrower Note, the Master Agreement or the Security Documents.

                  (e) The transactions contemplated by this Agreement, including the grant by the Borrower to the Bank of a security interest in the Pledged Notes pursuant to Section 2.06 hereof, and the transactions contemplated by the Borrower Note, the Master Agreement, or the Security Documents have not been entered into by the Borrower in contemplation of the Borrower's insolvency nor have such transactions been entered into with the intent to hinder, delay or defraud the equity holders or the creditors of the Borrower.

                  (f) The Borrower is not regularly engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

                  (g) Neither this Agreement, the Borrower Note nor any of the other Security Documents, nor any certificate or other document furnished to the Bank by or on behalf of the Borrower pursuant to any Security Document contains, or will contain, as of its date, any untrue statement of a material fact or omits to state or will omit to state, as of its date, a material fact necessary in order to make the statements contained herein and therein not misleading. There are no facts known to the Borrower which, individually or in the aggregate, materially adversely affect or involve any substantial possibility of materially adversely affecting the condition, business or affairs of the Borrower or its respective properties and assets considered as an entirety which have not been disclosed herein or in written materials previously delivered to the Bank.

                  (h) The Borrower owns good and marketable title to all collateral pledged as security for the Loan as identified in the Security Documents free and clear of all liens and encumbrances, except as disclosed in writing to the Bank.

                  (i) The Borrower is a corporation, duly formed, validly existing and in good standing under the laws of Delaware, has the corporate power to own its properties and assets, to carry on the businesses in which it is engaged, and to execute and perform this Agreement, the Borrower Note and all applicable Security Documents and other documents in connection therewith to be executed by it, and is duly qualified to do business in all jurisdictions where such qualification is necessary or advisable.

                  (j) The execution, delivery and performance by the Borrower of this Agreement, the Borrower Note and the execution and delivery of all applicable Security Documents and other documents in connection therewith to which the Borrower is a party, have been duly authorized by all requisite action of the Borrower and will not violate any provisions of law or of the articles of incorporation, regulations or bylaws of the Borrower, or any amendments thereto; will not be in conflict with, result in a breach of, or constitute a default under, any agreement to which the

Borrower is a party or any order, writ, injunction or decree of any court or governmental instrumentality; and will not result in the creation or imposition of any lien, charge or encumbrance upon any property of the Borrower other than as created by the Security Documents.

                  (k) No registration with, notice to, consent or approval of any third party, including any governmental agency of any kind, is required for the due execution and delivery of, or for the enforceability of, this Agreement, the Security Agreements or other documents in connection therewith. The person or persons executing and delivering this Agreement, the Borrower Note, the Security Documents or other documents in connection therewith on behalf of the Borrower have been duly authorized to do so, and this Agreement, the Borrower Note and the Security Agreements are legally binding upon the Borrower and are enforceable in accordance with their terms.

                  (l) No litigation or proceeding involving the Borrower, material to the business operations or financial condition of the Borrower, is pending or threatened in any court or before any administrative agency, federal, state or local.

                  (m) The Borrower's financial statements for the period ending December 31, 1998, heretofore furnished to the Bank, are true and complete, have been prepared in accordance with generally accepted accounting principles consistent with the respective prior fiscal periods of the Borrower, omit no material contingent liabilities of any kind that are not disclosed or otherwise reflected therein, and fairly present the Borrower's financial condition as of the date thereof and the results of their operations for the period then ended. Since the date thereof, there has been no material adverse change in the Borrower's financial condition, properties or businesses which has not been disclosed in writing by the Borrower to the Bank. The Borrower has no reason to believe that the fair market values of the Real Property subject to the Appraisal are less than the fair market value thereof determined by the Appraisal.

                  (n) The Borrower has obtained all governmental, administrative and other licenses, permits and other authorizations required by law to be obtained or made in order to permit the operation of the Borrower's operations, including the Project, and as are necessary to the carrying on of its businesses, except for any such authorizations or filings which are not currently so required and which, in the reasonable judgment of the Borrower, can be obtained or made without difficulty prior to the time so required. The Borrower is in material compliance with all laws and regulations, including without limitation all environmental, occupational safety and health, and workers' compensation laws and regulations, applicable to the Project and its other businesses where failure to comply would have a material adverse effect on the business or financial condition of the Borrower. The Borrower has not received any notice from, or has any knowledge of any notice received by any other person from, any governmental or public body, agency or instrumentality alleging that the operation of the Project is not in compliance with regulations affecting its operations and licenses.

                  (o) The Borrower possesses all trademarks, trademark rights, patents, patent rights, licenses, permits, trade names, trade name rights, copyrights and approvals which are required to conduct its business as now conducted without conflicting with the rights of others.

                  (p) The Borrower is not a party to or bound by any agreement, contract, instrument or understanding or commitment of any kind or subject to any corporate or other restriction, the performance or observance of which by the Borrower now or, as far as the Borrower can reasonably foresee, will have a material adverse effect, financial or otherwise, upon the assets or business of the Borrower taken as a whole. The Borrower, nor any other person or party to a contract or agreement material to the financial condition or operations of the Borrower taken as a whole, is in default under any such contract or agreement, and to the knowledge of the Borrower, no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default thereunder.

                  (q) No portion of any advance or loan made hereunder shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any affiliate of Banc One Corporation during the underwriting period for 30 days thereafter.

                  (r) For purposes of these representations and warranties, "Systems" means all devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") under the control of or owned by the Borrower, and "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

                  (s) The Borrower's internal Information Systems department has been conducting an analysis of the Systems within the Borrower, from desktop software to the software used within the PBX system. There have been a few softwares identified that are not capable of making the transition from the year 1999 to year 2000. In some cases, upgrading the software has already been initiated. In those cases where there is no feasibility of upgrading the software, alternative systems have been analyzed, with a transition program already under review. The Borrower does not believe that cost of making the transition to different applications, nor the cost of upgrading the existing applications, will be significant and material. Because of the additional functionality that can be obtained by making such transition, the Borrower believes that cost saving incurred by the increased productivity and ability to generate internal reports will exceed the actual costs expended.

                  (t) The Borrower does develop and distributes computer hardware and software, and has thoroughly reviewed such systems. Because of the interaction between the Borrower's hardware/software with other manufacturer's hardware/software, the Borrower refrains from warranting Year 2000 compliance. In order to make the Borrower's POS terminal customers aware of potential issues with the transition from 1999 to 2000, the Borrower has, at its own expense, provided over ten thousand test cards to enable the Borrower's customers to fully test the ability of the Borrower's products, when interacting with other vendors software/ hardware, to ascertain whether or not a Year 2000 compliance issue is present. The Borrower's IEN/NAC products do not utilize an internal "clock," and there are no Year 2000 compliance issues with such products. Workstation software products may have a Year 2000 compliance issue because of the operating system and database program utilized by the Borrower's customers, but not because of the applications developed and distributed by the Borrower. Nevertheless, the Borrower makes no warranty regarding Year 2000 compliance and believes it is the customer's ultimate responsibility to verify whether or not there is a Year 2000 compliance issue.

                  (u) The fair market value of all real and personal property, if any, pledged to the Bank as collateral to secure the obligations contemplated in this Agreement is not and shall not be less than currently anticipated or subject to substantial deterioration in value because of the failure of such collateral to be Year 2000 Compliant.

                                    ARTICLE V
                            COVENANTS OF THE BORROWER

         Section 5.01  Financial Statements.

                  (a) The Borrower shall furnish to the Bank as soon as practicable after the end of each calendar quarter, and in any event within 60 days thereafter, consolidated operating statements and financial statements of the Borrower. All of such statements shall be prepared in accordance with GAAP or consistent with Securities and Exchange Commission filing requirements and shall be certified by the Borrower as being true, complete and correct in all material respects. On each occasion on which the Borrower is required to furnish an operating statement or financial statements to the Bank pursuant to this
Section 5.01(a), the Borrower shall also furnish to the Bank a certificate of the Borrower (i) stating that the Borrower has reviewed the provisions of this Agreement and, after reasonable investigation, has no knowledge of the occurrence of any event or condition which either constitutes or with the lapse of time or giving of notice or both would constitute an Event of Default, or if the Borrower has such knowledge, specifying such event or condition and what action the Borrower has taken, is taking or proposes to take with respect thereto, and (ii) setting forth the calculation of the Financial Covenants as of the date of the most recent financial statements accompanying such certificate. The Borrower shall also furnish promptly to the Bank such other information respecting the business, properties, condition or operations, financial or otherwise, of the Borrower and the Guarantors as the Bank may reasonably request.

                  (b) As soon as available and in any event within one hundred twenty (120) days after the last day of each fiscal year, the Borrower shall furnish to the Bank a copy of the Borrower's audited consolidated financial statements, certified by independent certified public accountants, including consolidated balance sheets and statements of financial condition as of the end of such fiscal year, and related consolidated statements of income and cash flows, a reconciliation of retained earnings and changes in financial condition for the fiscal year then ended, setting forth in comparative form the corresponding figures as of the end of or for the previous fiscal year, all in reasonable detail and all in conformity with GAAP.

         Section 5.02 Deliver Notice. Forthwith upon learning of any of the following, the Borrower shall deliver written notice thereof to the Bank, describing the same and the steps being taken by the Borrower with respect thereto:

                  (a) The occurrence of an Event of Default or an event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both;

                  (b) Any action, suit or proceeding, by it or against it at law or in equity, or before any governmental instrumentality or agency, or any of the same which may be threatened, and which, if adversely determined, would materially impair the right or ability of the Borrower to carry on its business or would materially impair the right or ability of the Borrower to perform its obligations under this Agreement and the Security Documents, or would materially and adversely affect its business, operations, properties, assets or condition;

                  (c) Any change in the name, address, identity or structure of the Borrower; or

                  (d) Any uninsured or partially uninsured loss through fire, theft, liability or property damage which may have an adverse material effect on the Borrower's financial condition or operations.

         Section 5.03 Keep Books. The Borrower shall keep true and proper books of records and accounts in which full and correct entries are made of all business transactions, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

         Section 5.04 Inspection of Books. The Borrower shall allow, during reasonable business hours, the Bank or its representatives, access to the financial books and records of the Borrower.

         Section 5.05 Amendment of any Other Document. The Borrower shall not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any Security Document or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

         Section 5.06 Affirmative and Negative Covenants. Unless the prior written consent of the Bank is first received, the Borrower shall comply with all of the affirmative and negative covenants contained on Exhibit C hereto, which are hereby incorporated herein by reference.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         Section 6.01 Events of Default. The occurrence of any of the following events shall be an "Event of Default" hereunder:

                  (a) The Borrower shall fail to pay when due any amount payable pursuant to Sections 2.02 or 2.03 hereof; or

                  (b) The Borrower shall fail to pay when due, and such failure to pay shall continue for ten (10) Business Days after notice thereof to the Borrower by the Bank, any amount, other than pursuant to Sections 2.02 or 2.03 hereof, payable by the Borrower to the Bank hereunder, the Borrower Note or under any of the Security Documents; or

                  (c) The Borrower shall fail to perform or observe any of the terms, covenants or agreements to be performed or observed by the Borrower as set forth in this Agreement (other than the failures described in subsections
(a) and (b) of this Section 6.01), the Borrower Note or any of the Security Documents, and any such failure shall continue for thirty (30) days; or

                  (d) The Borrower or any Guarantor shall be in default under the Borrower Note or any of the Security Documents; or

                  (e) Any representation or warranty made by the Borrower or any Guarantor (or any of its officers or shareholders or partners) herein or in any of the Security Documents or in any other document delivered in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

                  (f) The Borrower or any Guarantor pursuant to or within the meaning of any Bankruptcy Law:

                           (i)      commences a voluntary case;

                           (ii) consents to the entry of an order for relief against it in an involuntary case;

                           (iii) makes a general assignment for the benefit of its creditors; or

                           (iv) admits in writing that it is unable to pay its debts as the same become due; or

                  (g) A court of competent jurisdiction enters an order or decree under any Bankruptcy law that:

                           (i) is for relief against the Borrower or the Guarantor in an involuntary case; or

                           (ii) orders the liquidation of the Borrower or the Guarantor, and the order or decree remains unstayed and in effect for 60 days; or

                  (h) The Borrower or any Guarantor shall be in default beyond any applicable cure or grace period under any other agreement, obligation or instrument between the Borrower or any of the Guarantors and the Bank, or any other creditor; or

                  (i) The Borrower shall be in default beyond any applicable cure or grace period under the Master Agreement.

                  (j) The liquidation, termination or dissolution of Borrower unless the entity surviving such transaction or receiving Borrower's assets expressly assumes in writing the liabilities of Borrower under this Agreement, the Borrower Note and the Security Documents.

                  (k) Any levy or execution upon, or judicial seizure of, any portion of any collateral or security for the Loan.

                  (l) Any attachment or garnishment of, or the existence or filing of any lien or encumbrance, other than any lien or encumbrance permitted by the Deed of Trust, against any portion of any collateral or security for the Loan, that is not removed or released within thirty (30) days after its creation.

                  (m) The institution of any legal action or proceedings to enforce any lien or encumbrance upon any portion of any collateral or security for the Loan, that is not dismissed within thirty (30) days after its institution.

                  (n) The occurrence of a GAAP adverse change in the financial condition of Borrower that, under GAAP, is deemed material, or if the Bank in good faith shall believe that the prospect of payment or performance of the Loan is impaired.

         Section 6.02 Remedies Upon an Event of Default. If any Event of Default shall have occurred and be continuing and shall not have been specifically waived pursuant to Section 7.03 hereof, the Bank may do any one or more of the following:

                  (a) Notify the Trustee to draw so much of the Letter of Credit as is necessary to repay the Floating Rate Option Notes which relate to the Loan and all accrued interest thereon in full;

                  (b) Declare the principal of all amounts owing under this Agreement (or the Borrower Note prior to the assignment of the Borrower Note to Lender) and the Security Documents (including any amounts drawn under the Letter of Credit as the result of a notice from the Bank to the Trustee as provided in subparagraph (a) above) and all other indebtedness of the Borrower to the Bank, together with interest thereon, to be forthwith due and payable, regardless of any other specified maturity or due date, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, and without the necessity of prior recourse to any security;

                  (c) Exercise any and all of its rights under the Security Documents, or otherwise as a secured creditor, including, without limitation, foreclosing on any security, and exercising any other rights with respect to security whether under the Security Documents or any other agreement or as provided by law, all in such order and in such manner as the Bank in its sole discretion may determine; and

                  (d) Declare that the Default Rate of Interest shall apply to the remaining unpaid balance of the Loan until such Event of Default is cured.

                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.01 Payments and Computations. The Borrower shall make each of its payments due under this Agreement not later than 12:30 p.m. (Phoenix, Arizona time) on the date when due in lawful money of the United States of America to the Bank at its address referred to in Section 7.04 hereof in immediately available funds. The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due hereunder, to charge from time to time against the Borrower Account any amount so due. Except as otherwise specifically provided in this Agreement, computations of interest and fees hereunder shall be made by the Bank on the basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) elapsed.

         Section 7.02 Obligations Absolute. The obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and all amounts payable by the Borrower hereunder shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

                  (a) any lack of validity or enforceability of the Letter of Credit; or

                  (b) any amendment, waiver of or consent to departure from any or all of the provisions of this Agreement, the Borrower Note or any or all of the Security Documents given pursuant to Section 7.03 hereof; or

                  (c) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any Holder, the Trustee, the LC Bank, any beneficiary or any transferee of the Letter of Credit, or any Person for whom the Trustee, any such beneficiary or any such transferee may be acting, the Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in the other documents or any unrelated transaction; or

                  (d) in the absence of gross negligence or willful misconduct by the Bank or the LC Bank or its officers or employees, any statement or any other document presented hereunder or with respect to or under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

                  (e) payment by the LC Bank to the Trustee under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit; or

                  (f) any nonapplication or misapplication by the Trustee of the proceeds of any drawing on the Letter of Credit.

         Section 7.03 Amendments; Waivers. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 7.04 Notices. Except as otherwise provided herein, whenever notice is required to be given pursuant to the provisions hereof, such notice shall be in writing (including facsimile transmission) and shall be given as follows:

                  (a)      if to the Borrower:   Hypercom Corporation
                                                 2851 West Kathleen Road
                                                 Phoenix, Arizona  85053

                  (b)      if to the LC Bank:    Bank One, NA
                                                 Six Federal Plaza West
                                                 Youngstown, Ohio  44503
                                                 Attention:  Thomas Murray

                  (c)      if to the Bank:       Bank One, Arizona, NA
                                                 241 North Central Avenue
                                                 Phoenix, Arizona  85004
                                                 Attention:  Scott A. Schaefer
                                                 Commercial Banking, AZ1-1178

                  (d)      if to the Trustee:    Bank One Trust Company, NA
                                                 100 East Broad Street
                                                 Columbus, Ohio  43271-0181
                                                 Attn:  David B. Knox

or to such other address as any Person listed in this Section may hereafter specify for the purpose by written notice to each other Person listed in this Section. Each such notice shall be effective and conclusively deemed received
(i) if given by facsimile transmission, when such facsimile is transmitted and the original copy of such notice is deposited in the U.S. mail, first class postage prepaid, addressed as aforesaid, (ii) if given by certified or registered U.S. mail, when confirmation of delivery is received or when notice of refusal to accept delivery is received, or (iii) if hand delivered, when delivered at the address specified in this Section.

         Section 7.05 No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, unless as permitted under Section 7.03 hereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 7.06 Accounting Terms. All accounting terms not specifically defined herein or in Exhibit C hereto shall be construed in accordance with GAAP.

         Section 7.07 Computations. Where the character or amount of any asset, liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP.

         Section 7.08 Indemnification. The Borrower hereby agrees to indemnify and hold the Bank and the LC Bank, and their respective officers, directors, shareholders, employees, agents and servants, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees or expenses to the extent permitted by law) which the Bank or the LC Bank may incur or which may be claimed against the Bank or the LC Bank by any Person by reason of or in connection with this Agreement and the payment or failure to make lawful payment under the Letter of Credit; provided, however, that the Borrower shall not be required to indemnify the Bank or the LC Bank pursuant to this Section 7.08 for any claims, damages, losses, liabilities, costs or expenses to the extent caused by the Bank's or the LC Bank's willful misconduct or gross negligence. If any action, suit or proceeding arising from any of the foregoing is brought against the Bank, the LC Bank or any other Person indemnified pursuant to this Section 7.08, then the Borrower, to the extent and in the manner directed by the Bank, will resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by the Person or Persons indemnified or intended to be indemnified (which counsel shall be satisfactory to the Borrower).

         Section 7.09 Costs, Expenses and Taxes. The Borrower agrees to pay on demand such costs and expenses incurred by the Bank or the LC Bank in connection with the preparation, issuance, delivery, filing and recording of this Agreement and the Security Documents. In addition, the Borrower shall pay all costs and expenses in connection with the enforcement of this Agreement and the Security Documents and such other documents which may be delivered in connection with this Agreement and the Security Documents. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable by the Bank in connection with the execution, delivery, filing and recording of this Agreement and the Security Documents, and the Borrower agrees to save the Bank and the LC Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         Section 7.10 [Intentionally left blank].

         Section 7.11 Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Bank such additional assignments, agreements, powers and instruments, as the Bank may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Bank its rights, powers and remedies hereunder.

         Section 7.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         Section 7.13 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns. The Bank may assign to any financial institution all or any part of, or any interest (undivided or divided) in, its rights and benefits under this Agreement, and to the extent of that assignment such assignee shall have the same rights and benefits against the Borrower hereunder as it would have had if such assignee were the Bank.

         Section 7.14 Severability. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and Federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement are found by a court of law to be in violation of any applicable local, state or Federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such portion, provision or provisions shall be given force and effect to the fullest possible extent, that the remainder of this Agreement shall be construed as if such provision or provisions were not contained herein and that the rights, obligations and interests of the parties under the remainder of this Agreement shall continue in full force and effect.

         Section 7.15 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona. The parties hereto consent to and by this Agreement submit themselves to the personal jurisdiction of the Court of Common Pleas of Maricopa County, Arizona and the United States District Court sitting in Phoenix, Arizona for the purposes of any judicial proceedings which are instituted with respect to any matter arising under this Agreement, or any of the Security Documents or any other agreement, instrument or note related hereto. The parties agree that venue is proper in said jurisdiction.

         Section 7.16 [Intentionally left blank].

         Section 7.17 Headings. Section headings and captions in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose and are not to be considered as defining or limiting in any way the scope or intent of the provisions of this Agreement.

         Section 7.18 Time of Essence. Time shall be of the essence in the performance of all the obligations of the Borrower under the Agreement and the Security Documents.

         Section 7.19 Entirety of Agreement. This Agreement and the Security Documents contain the final, complete and exclusive agreement of the parties pertaining to its subject matter and supersede all prior written and oral agreements pertaining thereto.

         Section 7.20 No Third Party Beneficiaries. The provisions of this Agreement shall inure to the benefit and responsibility of the parties hereto, their successors and assigns (but only to the extent such assignment is permitted herein) and shall not benefit or affect any third party.

         Section 7.21 Construction of Provisions. Each covenant by the Borrower contained in this Agreement and the Security Documents shall be construed without reference to any other such covenant, and any determination of whether the Borrower is in compliance with any such covenant shall be made without reference to whether the Borrower is in compliance with any other such covenant. In the event of any conflict between or among the provisions as contained in this Agreement or any of the Security Documents, this Agreement shall control.

         Section 7.22 Termination. The Borrower's obligations under this Agreement (except the obligations set forth in Sections 2.03, 7.08 and 7.09 of this Agreement and the obligation to pay fees when due under Section 2.02 of this Agreement, all of which shall survive the termination of this Agreement) shall terminate upon the Expiration Date.

         Section 7.23  Arbitration.

                  (a) The Bank and the Borrower agree that upon the written demand of either party, made before the institution of any legal proceedings, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement, the Master Agreement, the Security Documents, and the Borrower Note or otherwise, including without limitation contract disputes and tort claims, may be resolved by non-binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral contemplated in the Security Agreement hereunder shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including the exercising of set off rights or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be subject to non-binding arbitration; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

                  (b) Notwithstanding anything to the contrary in this arbitration provision, either party may at any time elect to terminate the arbitration proceeding and require that the dispute, claim and controversy be resolved solely by legal proceedings.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

                                              BANK:

                                              BANK ONE, ARIZONA, NA



                                              By: /s/ Scott T. Schaefer
                                                 -------------------------------
                                              Name:   Scott T. Schaefer
                                                   -----------------------------
                                              Title:  Senior Vice President
                                                    ----------------------------

                                               BORROWER:

                                               HYPERCOM CORPORATION, a Delaware
                                               corporation

                                               By: /s/ Albert A. Irato
                                                 -------------------------------
                                               Name:   Albert A. Irato
                                                    ----------------------------
                                               Title:  President and CEO
                                                     ---------------------------

                                    EXHIBIT A

                           PRINCIPAL PAYMENT SCHEDULE

         The Borrower will deposit monthly into an account maintained at the Bank an amount equal to:

             Loan
         Payment Date                          Amount
         ------------                          ------
           05/01/99                         $18,489.13
           06/01/99                          18,604.69
           07/01/99                          18,720.97
           08/01/99                          18,837.97
           09/01/99                          18,955.71
           10/01/99                          19,391.53
           11/01/99                          19,193.40
           12/01/99                          19,313.36
           01/01/00                          19,434.06
           02/01/00                          19,555.53
           03/01/00                          19,677.75
           04/01/00                          19,825.90
           05/01/00                          19,924.49
           06/01/00                          20,049.02
           07/01/00                          20,174.32
           08/01/00                          20,300.41
           09/01/00                          20,427.29
           10/01/00                          20,124.47
           11/01/00                          20,683.43
           12/01/00                          20,812.70
           01/01/01                          20,942.78
           02/01/01                          21,073.67
           03/01/01                          21,205.38
           04/01/01                          21,282.04
           05/01/01                          21,471.28
           06/01/01                          21,605.48
           07/01/01                          21,740.51
           08/01/01                          21,876.39
           09/01/01                          22,013.12
           10/01/01                          22,293.22
           11/01/01                          22,289.14
           12/01/01                          22,428.45
           01/01/02                          22,568.62
           02/01/02                          22,709.68
           03/01/02                          22,851.61
           04/01/02                          23,152.50
           05/01/02                          23,138.15
           06/01/02                          23,282.77

             Loan
         Payment Date                          Amount
         ------------                          ------
           07/01/02                          23,428.28
           08/01/02                          23,574.71
           09/01/02                          23,722.05
           10/01/02                          23,854.04
           11/01/02                          24,019.50
           12/01/02                          24,169.63
           01/01/03                          24,320.69
           02/01/03                          24,472.69
           03/01/03                          24,625.64
           04/01/03                          24,391.85
           05/01/03                          24,934.43
           06/01/03                          25,090.27
           07/01/03                          25,247.08
           08/01/03                          25,404.88
           09/01/03                          25,563.66
           10/01/03                          25,759.68
           11/01/03                          25,884.20
           12/01/03                          26,045.98
           01/01/04                          26,208.76
           02/01/04                          26,372.57
           03/01/04                          26,537.40
           04/01/04                          26,951.09
           05/01/04                          26,870.15
           06/01/04                          27,038.09
           07/01/04                          27,207.08
           08/01/04                          27,377.12
           09/01/04                          27,548.23
           10/01/04                          27,959.33
           11/01/04                          27,893.66
           12/01/04                          28,067.99
           01/01/05                          28,243.42
           02/01/05                          28,419.94
           03/01/05                          28,597.56
           04/01/05                          28,777.43
           05/01/05                          28,956.15
           06/01/05                          29,137.13
           07/01/05                          29,319.23
           08/01/05                          29,502.48
           09/01/05                          29,686.87
           10/01/05                          29,398.14
           11/01/05                          30,059.11
           12/01/05                          30,246.98
           01/01/06                          30,436.03
           02/01/06                          30,626.25
           03/01/06                          30,817.67

             Loan
         Payment Date                          Amount
         ------------                          ------
           04/01/06 *                          30,813.96
           05/01/06                            31,204.09
           06/01/06                            31,399.12
           07/01/06                            31,595.36
           08/01/06                            31,792.83
           09/01/06                            31,991.54
           10/01/06                            33,017.06
           11/01/06                            32,392.68
           12/01/06                            32,595.14
           01/01/07                            32,798.86
           02/01/07                            33,003.85
           03/01/07                            33,210.12
           04/01/07                            32,999.35
           05/01/07                            33,626.55
           06/01/07                            33,836.71
           07/01/07                            34,048.19
           08/01/07                            34,260.99
           09/01/07                            34,475.12
           10/01/07                            34,752.44
           11/01/07                            34,907.41
           12/01/07                            35,125.58
           01/01/08                            35,345.12
           02/01/08                            35,566.02
           03/01/08                            35,788.31
           04/01/08                            36,267.56
           05/01/08                            36,237.06
           06/01/08                            36,463.54
           07/01/08                            36,691.44
           08/01/08                            36,920.76
           09/01/08                            37,151.52
           10/01/08                            37,535.68
           11/01/08                            37,617.36
           12/01/08                            37,852.47
           01/01/09                            38,089.05
           02/01/09                            38,327.11
           03/01/09                            38,566.65
           04/01/09                            38,547.36
           05/01/09                            39,050.24
           06/01/09                            39,294.30
           07/01/09                            39,539.89
           08/01/09                            39,787.02
           09/01/09                            40,035.69
           10/01/09                            40,292.86
           11/01/09                            40,537.70
           12/01/09                            40,791.06

             Loan
         Payment Date                          Amount
         ------------                          ------
           01/01/10                           41,046.00
           02/01/10                           41,302.54
           03/01/10                           41,560.68
           04/01/10                           41,762.02
           05/01/10                           42,081.81
           06/01/10                           42,344.82
           07/01/10                           42,609.48
           08/01/10                           42,875.79
           09/01/10                           43,143.76
           10/01/10                           42,944.34
           11/01/10                           43,684.74
           12/01/10                           43,957.77
           01/01/11                           44,232.51
           02/01/11                           44,508.96
           03/01/11                           44,787.14
           04/01/11                           45,828.88
           05/01/11                           45,348.73
           06/01/11                           45,632.16
           07/01/11                           45,917.36
           08/01/11                           46,204.35
           09/01/11                           46,493.12
           10/01/11                           46,404.28
           11/01/11                           47,076.10
           12/01/11                           47,370.33
           01/01/12                           47,666.39
           02/01/12                           47,964.31
           03/01/12                           48,264.09
           04/01/12                           48,658.78
           05/01/12                           48,869.27
           06/01/12                           49,174.70
           07/01/12                           49,482.05
           08/01/12                           49,791.31
           09/01/12                           50,102.51
           10/01/12                           50,580.16
           11/01/12                           50,730.74
           12/01/12                           51,047.81
           01/01/13                           51,366.86
           02/01/13                           51,687.90
           03/01/13                           52,010.95
           04/01/13                           52,155.74
           05/01/13                           52,663.12
           06/01/13                           52,992.27
           07/01/13                           53,323.47
           08/01/13                           53,656.74
           09/01/13                           53,992.09

             Loan
         Payment Date                          Amount
         ------------                          ------
           10/01/13                          54,372.31
           11/01/13                          54,669.10
           12/01/13                          55,010.79
           01/01/14                          55,354.60
           02/01/14                          55,700.57
           03/01/14                          56,048.70
           04/01/14                          56,216.24
           05/01/14                          56,751.50
           06/01/14                          57,106.19
           07/01/14                          57,463.11
           08/01/14                          57,822.25
           09/01/14                          58,183.64
           10/01/14                          58,673.31
           11/01/14                          58,913.21
           12/01/14                          59,281.42
           01/01/15                          59,651.92
           02/01/15                          60,024.75
           03/01/15                          60,399.90
           04/01/15                          60,728.80
           05/01/15                          61,157.26
           06/01/15                          61,539.49
           07/01/15                          61,924.12
           08/01/15                          62,311.14
           09/01/15                          62,700.59
           10/01/15                          63,367.40
           11/01/15                          63,486.79
           12/01/15                          63,883.59
           01/01/16                          64,282.86
           02/01/16                          64,684.63
           03/01/16                          65,088.90
           04/01/16                          65,573.23
           05/01/16                          65,905.06
           06/01/16                          66,316.97
           07/01/16                          66,731.45
           08/01/16                          67,148.52
           09/01/16                          67,568.20
           10/01/16                          67,329.80
           11/01/16                          68,415.44
           12/01/16                          68,843.03
           01/01/17                          69,273.30
           02/01/17                          69,706.26
           03/01/17                          70,141.93
           04/01/17                          70,620.04
           05/01/17                          71,021.44
           06/01/17                          71,465.32

             Loan
         Payment Date                        Amount
         ------------                       ------

           07/01/17                          71,911.98
           08/01/17                          72,361.43
           09/01/17                          72,813.69
           10/01/17                          73,426.14
           11/01/17                          73,726.71
           12/01/17                          74,187.50
           01/01/18                          74,651.17
           02/01/18                          75,117.74
           03/01/18                          75,587.23
           04/01/18                          75,729.65
           05/01/18                          76,535.02
           06/01/18                          77,013.36
           07/01/18                          77,494.70
           08/01/18                          77,979.04
           09/01/18                          78,466.41
           10/01/18                          79,511.47
           11/01/18                          79,450.30
           12/01/18                          79,946.87
           01/01/19                          80,446.53
           02/01/19                          80,949.33
           03/01/19                          81,455.26
           04/01/19                          81,751.71

                                        $10,238,000.00



* If the Letter of Credit is not extended as provided in the Reimbursement Agreement, the entire unpaid principal amount will be due and payable on April 1, 2006.

                                    EXHIBIT B

           FORM OF THE BORROWER'S AND THE GUARANTORS' COUNSEL OPINION


Bank One, Arizona, NA                       Bank One, NA
Post Office Box 71                          100 East Broad Street, 7th Floor
Phoenix, Arizona  85001                     Columbus, Ohio 43271

Bank One Trust Company, NA                  Capital One Funding Corporation
100 East Broad Street, 8th Floor            150 East Gay Street, 24th Floor
Columbus, Ohio 43271-0181                   Columbus, Ohio 43215

         Subject:  $10,238,000.00 Loan from Capital One Funding Corporation

Gentlemen:

We have acted as counsel to Hypercom Corporation, a Delaware corporation (the "Borrower"), and Hypercom (Arizona), Inc., an Arizona corporation, Hypercom Latino America, Inc., an Arizona corporation, and Hypercom Manufacturing Services, Inc., an Arizona corporation (collectively, the "Guarantors"), with respect to a certain loan that Capital One Funding Corporation (the "Lender") is making to the Borrower in the amount of $10,238,000.00 (the "Loan"). The funds for the Loan have been raised through the private placement by Banc One Capital Corporation, as Underwriter, of the Lender's floating rate option notes (the "Lender's Notes"). Repayment of the Lender's Notes is secured by an unconditional, irrevocable, direct pay letter of credit issued by Bank One, NA (the "Letter of Credit"). Bank One, Arizona, NA (the "Bank"), has entered into a Reimbursement Agreement with the Borrower pursuant to which the Borrower has agreed to reimburse the Bank for any amounts drawn under the Letter of Credit.

You have asked for our opinion concerning certain matters relating to the Borrower, the Guarantors and the Loan. In that regard, we have examined the following documents:

         (a) Reimbursement Agreement by and between the Borrower and the Bank with an effective date as of April 1, 1999 (the "Reimbursement Agreement");

         (b) Promissory Note made by the Borrower in favor of the Lender with an effective date as of April 1, 1999 in the original principal amount of $10,238,000.00 (the "Borrower Note");

         (c) Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement with an amendment thereto with an effective date as of April 1, 1999 for the Real Property located at 2851 West Kathleen Road, Phoenix, Arizona 85023-4053, granted by the Borrower to the Bank to secure the obligations of the Borrower under the Reimbursement Agreement (the "Deed of Trust");

         (d) Unconditional Guarantees of Payment with an effective date as of April 1, 1999 from each of the Guarantors for the benefit of the Bank (the "Guaranty");

         (e) ISDA Master Agreement by and between the Bank and the Borrower and any schedules or confirmations thereunder entered into by the parties at any time (the "Master Agreement");

         (f) UCC Financing Statements (the "Financing Statements") granted by the Borrower to the Bank covering the collateral described therein (the "Collateral");

         (g) Environmental Indemnity Agreement dated as of April 1, 1999 from the Borrower and the Guarantors for the benefit of the Bank ("Environmental Agreement"); and

         (h) The organizational documents of the Borrower and each Guarantor including its Articles of Incorporation, its Code of Regulations, any other governing documents and any amendments thereto, and resolutions.

The Deed of Trust, the Guaranty, the Master Agreement, the Financing Statements and the Environmental Agreement are hereinafter collectively referred to as the "Security Documents."

In rendering this opinion, we have relied upon representations made in the foregoing documents as to various questions of fact material to the matters set forth below.

We have not assumed any responsibility for making any independent investigation or verification of any factual matters, including, but not limited to, any factual matters stated or represented by any of the foregoing documents. We have assumed the conformity to originals of all copies of all documents submitted to us and the authenticity of all signatures thereon.

Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that during the course of our representation of the Borrower or the Guarantors, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts.

Based upon and subject to the foregoing, it is our opinion that:

         1. The Borrower (a) is duly organized and validly existing under the laws of the State of Delaware, (b) is in good standing under the laws of, and is qualified to do business in, the State of Arizona, (c) has all necessary power and authority to operate the Real Property and (d) has all necessary power and authority to own and operate its properties, including the Real Property, and conduct its businesses in each jurisdiction where its ownership of property or conduct of business requires such qualification.

         2. All applicable licenses, if any, under Title 37 of the Ohio Revised Code for the Real Property are in good standing and in full force and effect.

         3. The Borrower has duly authorized (a) the execution and delivery of, and due performance of obligations under the Reimbursement Agreement, the Borrower Note and the applicable Security Documents and (b) the taking of any and all actions as may be required on the part of the Borrower to carry out, give effect to and consummate the transactions contemplated by such documents.

         4. The Reimbursement Agreement, the Borrower Note and the applicable Security Documents have been duly and validly executed and delivered by the Borrower and, assuming that they have been duly and validly authorized, executed and delivered by the other parties thereto, are legal, valid and binding obligations of the Borrower enforceable in accordance with their terms, except as the same may be limited by general principles of equity and by bankruptcy or other applicable laws affecting the enforcement of creditors' rights generally.

         5. The Borrower has obtained all requisite consents, approvals, authorizations or orders in any court, governmental agency or body, or other entity (whether governmental or private), required for its authorization, execution and delivery of, or the performance by the Borrower of obligations under the Reimbursement Agreement, the Borrower Note and the Security Documents, or for the consummation by the Borrower of the transactions contemplated thereby.

         6. Each Guaranty has been duly and validly executed and delivered by each of the Guarantors and, assuming that each Guaranty has been duly and validly authorized, executed and delivered by the other parties thereto, each is a legal, valid and binding obligation of each of the Guarantors enforceable in accordance with its terms, except as the same may be limited by general principles of equity and by bankruptcy or other enforceable laws affecting the enforcement of creditors' rights generally.

         7. There is no action, temporary restraining order, injunction, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board, regulatory agency, or body, pending or, to the best of our knowledge, threatened (a) against, or affecting or involving the Borrower, either of the Guarantors, or the Real Property, businesses or any securities of the Borrower or either of the Guarantors, or, to the best of our knowledge, any basis for any such action, temporary restraining order, injunction, suit, proceeding, inquiry or investigation, (b) for the purpose of (i) restraining or enjoining or seeking to restrain or enjoin the execution and delivery of the Reimbursement Agreement, the Borrower Note or the Security Documents, (ii) in any way contesting or affecting any authority for the execution and delivery of or the validity of the Reimbursement Agreement, the Borrower Note or the Security Documents, (iii) contesting or affecting the validity or enforceability of the Reimbursement Agreement, the Borrower Note or the Security Documents or the transactions contemplated thereby, or (iv) in any way contesting or affecting the existence, organization or powers of the Borrower or either of the Guarantors or (c) which would, if successful, individually or in the aggregate, materially adversely affect the business, condition (financial or otherwise), prospects or assets of the Borrower or either of the Guarantors.

         8. The execution and delivery of the Reimbursement Agreement, the Borrower Note and the Security Documents and the performance by the Borrower and the Guarantors of their respective obligations thereunder, and the consummation of any other of the transactions contemplated therein, do not and will not (a) constitute a default under, conflict with, result in a breach of or violate any of the Borrower's governing documents or agreements or of any statute, law, court or administrative rule or regulation, or of any indenture, mortgage, deed of trust, guaranty, agreement or other instrument to which the Borrower or either of the Guarantors is a party or by which the Borrower or either of the Guarantors or any of their respective property is bound on the date hereof or (b) result in the creation of any lien, security interest, charge or encumbrance of any nature whatsoever upon any of the property of the Borrower or the Guarantors pursuant to the terms of any agreement or instrument, except for liens, security interests, charges or encumbrances to be created by the Reimbursement Agreement, the Borrower Note or the Security Documents.

         9. Neither the Borrower nor any of the Guarantors is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement or lease to which any is a party or by which any may be bound and which materially adversely affects the business, condition (financial or otherwise), prospects or assets of the Borrower. No Event of Default (as defined in the Reimbursement Agreement or the Security Documents) has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time or giving of notice or both, would constitute such an Event of Default.

         10. Once the Security Documents and accompanying UCC Financing Statements have been filed with the Secretary of State of and the Office of the County Recorder of Maricopa County, Arizona, there is no other legal requirement to record, re-record, file or re-file the Security Documents or the accompanying UCC Financing Statements, in order to create, perfect, protect and maintain the enforceability and validity of the liens and pledges created by the Security Documents. There are no prior recorded security interest in and to such the property covered by the Security Documents except those specifically disclosed in writing to, and approved by, the Bank.

                                    EXHIBIT C

                       AFFIRMATIVE AND NEGATIVE COVENANTS


                              AFFIRMATIVE COVENANTS

         1. INSURANCE. The Borrower shall maintain hazard and other insurance upon all of its assets and business properties and liability insurance with responsible and reputable insurers of such character and amounts as are usually maintained by companies engaged in like business. All insurance policies shall be written for the benefit of the Borrower and the Bank as their interest may appear and shall contain a provision requiring the insurance company to provide the Bank not less than thirty days' written notice prior to cancellation of any such policy. All insurance policies or certificates evidencing the same shall be furnished to the Bank.

         2. PAYMENT OF TAXES AND CLAIMS. The Borrower shall pay all taxes, assessments and other governmental charges imposed upon its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

         3. COMPLIANCE WITH LAWS. The Borrower shall comply in all substantial respects with all applicable statutes, laws, ordinances and governmental rules, regulations and orders and all judgments, orders, and decrees of any arbitrator to which it is subject or which are applicable to its business, properties and assets to specifically include any regulatory requirements relating to the Borrower's business, properties or assets if noncompliance therewith would materially adversely affect such businesses; provided that (unless such contest or noncompliance would materially adversely affect such businesses) the Borrower need not so comply if any such statute, law, ordinance, or governmental rule, regulation or order is currently being contested in good faith.

         4. MAINTENANCE OF TANGIBLE ASSETS. The Borrower shall maintain its tangible assets in good condition and repair and shall not permit any action or omission which might materially impair the value thereof, normal wear and tear accepted.

         5. PERFORMANCE OF CONTRACTS. The Borrower shall perform and comply with in accordance with their terms, all material provisions of each and every material contract, agreement or instrument now or hereafter binding upon the Borrower, except to the extent that the Borrower shall contest the provisions thereof in good faith and by proper proceedings.

         6. BANK DEPOSITS. The Borrower covenants that the Bank shall be the principal bank of account and primary depository for the Borrower and any of its subsidiaries within three (3) months after the Effective Date.

         7. EMPLOYEE PENSION BENEFIT PLANS. The Borrower shall furnish to the Bank (i) as soon as possible, and in any event within 10 days after any executive officer or partner of the Borrower knows or has reason to know that a reportable event with respect to any Plan has occurred, a statement of the chief financial officer of the Borrower setting forth details as to such reportable event and the action which is proposed to be taken with respect thereto, together with a copy of the notice of such reportable event given to the PBGC;
(ii) promptly after distribution to Plan participants, copies of each summary annual report with respect to each Plan; (iii) promptly after receipt thereof, a copy of any notice the Borrower may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan; and (iv) promptly after the filing thereof with the Internal Revenue Service and/or the PBGC, copies of Form 5310 and all other filings relating to the termination of any Plan.

         8. FURNISHING OF DISCLOSURE DOCUMENTS. The Borrower shall promptly upon issuance furnish to the Bank all communications between it and its partners and between it and the Securities and Exchange Commission, including without limitation, copies of all financial information, annual reports and periodic filings.

         9. MAINTENANCE OF SERVICE CONTACT. The Borrower shall maintain service contracts with qualified Persons for the maintenance of the Borrower's machinery and equipment.

         10. PAYOFF OF EXISTING LOAN. Contemporaneously with the execution of this Agreement and the provision of the Loan, the Borrower agrees that the Bank shall retain sufficient proceeds from the Loan to pay off Borrower's existing loan with the Bank. The Borrower agrees to cooperate with the Bank and to execute and deliver such documents as are necessary in the opinion of the Bank to release as soon as possible any and all liens on the Collateral or any other property of the Borrower.

         11. CHANGES OF ACCOUNTING REPORTING METHODS AND/OR FINANCIAL STATEMENTS. The Borrower shall provide to the Bank written notice of any change in policies, rules or procedures related to accounting reporting methods or change in the entries (or financial reporting thereunder) contained on any of the Borrower's respective financing statements, other than simple numerical balance entry changes for period to period from business operations. The Borrower shall provide such notice to the Bank within ten (10) Business Days after such change has been made. Upon such approval, the Bank shall have the right, in its reasonable discretion, to revise the covenants and security under this Agreement to reflect any such changes. The purpose of this Item 11 is to allow the Bank, to the extent possible, to maintain substantially equivalent financial covenants and security after any change by the Borrower of its policies, rules or procedures related to accounting reporting methods and/or financial statements.

         12. YEAR 2000. The Borrower shall:

             (A) Furnish such additional information, statements and other reports with respect to the Borrower's activities, course of action and progress towards becoming Year 2000 Compliant as the Bank may request from time to time.

             (B) Promptly upon its becoming available, furnish to the Bank one copy of each financial statement, report, notice, or proxy statement sent by the Borrower to stockholders generally and of each regular or periodic report, registration statement or prospectus filed by the Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which the Borrower is a party. For purposes of these provisions, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over the Borrower or any of its business, operations or properties.

             (C) Give any representative of the Bank access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of the Borrower and relating to its affairs, and to inspect any of the properties and Systems of the Borrower, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of the Bank.

         13. CROSS-COLLATERALIZATION. At the Bank's request at any time and from time to time, the Borrower agrees to execute and deliver such additional agreements, documents, and instruments as the Bank determines to be necessary or appropriate so that all Collateral shall also secure any or all (as determined by the Bank) other obligations of the Borrower to the Bank and/or so that any or all property, interests in property, and rights to property (as selected by Bank) securing other obligations of the Borrower to the Bank also secure all obligations of the Borrower hereunder. The Borrower agrees to pay all costs, expenses, and fees incurred by the Bank in connection with any and all such cross-collateralization requests by the Bank (including, without limitation, costs, expenses, and fees of the Bank's attorneys).

         14. FURTHER ASSURANCES. The Borrower shall promptly execute, acknowledge, and deliver such additional agreements, documents, and instruments and do or cause to be done such other acts as the Bank may reasonably request from time to time to better assure, preserve, protect, and perfect the interest of the Bank in the Collateral and the rights and remedies of the Bank hereunder.

                               NEGATIVE COVENANTS

         1.  [INTENTIONALLY LEFT BLANK].

         2. LIENS AND OTHER ENCUMBRANCES. The Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature whatsoever on any of its property or assets whether now owned or hereafter acquired, except (i) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings (so long as no material item of property would be lost, forfeited or materially damaged as a result thereof), and as to which the Borrower shall, as appropriate under GAAP, have set aside on its books and records adequate reserves; (ii) deposits under workers' compensation, unemployment insurance, social security and other similar laws or to secure the performance of bids, tenders or contracts (other than for the repayment of purchase price Indebtedness or borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, all in the ordinary course of business;
(iii) liens and security interests in favor of the Bank; (iv) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property, so long as the Borrower's use of, or the value of, the Borrower's property subject thereto is not impaired thereby; and (v) liens and security interests securing purchase price Indebtedness permitted under the preceding paragraph labeled "Indebtedness", provided that liens and security interests may attach only to assets purchased with the proceeds of such permitted Indebtedness and may first attach only at the time of the initial acquisition of such assets by the Borrower.

         3. GUARANTIES AND OTHER CONTINGENT LIABILITIES. Unless the Borrower shall have previously provided written notice to Bank (Commercial Banking, AZ1-1178, Attention: Scott A. Schaefer or successor), the Borrower shall not become an indemnitor, guarantor or surety or otherwise become liable for any of the obligations or Liabilities of any Person.

         4. FUNDAMENTAL CHANGES. Unless the Borrower shall have previously provided written notice to Bank (Commercial Banking, AZ1-1178, Attention: Scott
A. Schaefer or successor), the Borrower shall not (i) enter into any transaction of merger or consolidation or amalgamation, or (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (iii) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired, or (iv) acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidence of beneficial ownership of, any Person, or (v) make any material change in the nature of its business or in the methods by which it conducts business.

         5. SUBSIDIARIES OF BORROWER. Each Subsidiary shall deliver a Guaranty for the benefit of the Bank.

         6. [INTENTIONALLY LEFT BLANK].

         7. [INTENTIONALLY LEFT BLANK].

         8. SALE AND LEASEBACK. The Borrower shall not enter into any agreement with any lender or investor providing for the leasing of (i) real or personal property which has been or is to be sold or transferred by the Borrower to such lender or investor, or (ii) other real or personal property intended to be used for substantially the same purpose as the property sold or transferred by the Borrower.

         9. DISPOSITION OF ASSETS. The Borrower shall not dispose of any of its assets in any transaction or series of transactions other than those disposed of in the ordinary course of business and except in connection with the replacement of assets sold by like assets.

         10. SALE OF ACCOUNTS. The Borrower shall not sell, assign or exchange any of their Accounts or notes receivable with or without recourse.

         11. TRANSACTIONS WITH AFFILIATED PERSONS. The Borrower shall not:

                  (A) enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliated Person or any officer or director thereof, enter into, assume or suffer to exist any employment or consulting contract with any Affiliated Person, except any transaction or contract which is in the ordinary course of the Borrower's business and which is upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arms-length transaction; or

                  (B) pay any fees or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by, any Affiliated Person or any officer or director thereof except as may be permitted in accordance with the preceding clauses of this paragraph.

         12. EMPLOYEE PENSION BENEFIT PLANS. With respect to each plan established or maintained by the Borrower, the Borrower (a) shall maintain each such Plan as a qualified plan under Section 401 of the Code and, in all material respects, in accordance with its terms and with all provisions of ERISA applicable thereto; (b) shall not permit any condition (financial or otherwise) to exist or any event to occur which would subject such plan to termination pursuant to Section 4042 of ERISA; (c) shall not incur any liability to the PBGC other than for premiums not yet due and payable; (d) shall not permit the aggregate amount of vested unfunded liabilities (for benefits which vest or might become vested only as a result of the termination of any or all of such Plans) to exceed ten percent of the Tangible Net Worth of the Borrower; (e) will not engage in any transaction which could subject the Borrower to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code; (f) will pay all premiums (and all penalties and interest, if applicable) due the PBGC with respect to any Plan; (g) will not become subject to Section 4062 of ERISA; (h) will not withdraw as a substantial employer so as to become subject to Section 4063 of ERISA; (i) will not make a complete or partial withdrawal from a "multi-employer plan" as defined in Section 3(37) of ERISA so as to incur "withdrawal liability" as defined in Section 4201 of ERISA, without regard to 4207 or 4208 of ERISA;
(j) will not cease making contributions to any Plan subject to Section 4064(a) of ERISA to which the Borrower made contributions during the five year period prior to the date thereof and will not terminate any Plan or have termination proceedings instituted with respect to any Plan pursuant to Section 4041 (c) or 4042 of ERISA; and (k) will not engage in any prohibited transactions within the meaning of Section 406 of ERISA (for which no exemption exists under Section 408 of ERISA) and Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) of the Code).

         13. FINANCIAL COVENANTS. Except as otherwise noted, all capitalized terms in this Item 13 not defined in this Agreement shall have the meanings determined in accordance with GAAP. In addition, except as otherwise noted, all financial computations shall be made in accordance with GAAP and on a Consolidated basis. Until the Expiration Date and until all obligations of the Borrower hereunder are paid and performed in full, the Borrower agrees that, unless the Bank otherwise agrees in writing in the Bank's absolute and sole discretion, the Borrower shall maintain at the end of each fiscal quarter the following (the "Financial Covenants"):

                  (A) Tangible Net Worth. A minimum Tangible Net Worth in an amount equal to the sum of (i) $50,000,000.00 and (ii) the aggregate of twenty-five percent (25.0%) of the Consolidated net income of Borrower for each fiscal year, commencing with that fiscal year ending December 31, 1998. "Tangible Net Worth" means (i) the sum of all Consolidated capital accounts of the Borrower (including, without limitation, any paid-in capital, capital surplus, and retained earnings), less (ii) the sum of the value on Borrower's books of all Consolidated Intangible Assets. "Intangible Assets" means all intangible assets under GAAP, provided, that regardless of GAAP, Intangible Assets shall include: copyrights; franchises; goodwill; licenses; loan origination fees; non-competition covenants; organization or formation expenses; patents; shares of the capital stock of Borrower; service marks; service names; trademarks; tradenames; write-up in the book value of any asset in excess of the acquisition cost of the asset to Borrower; any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Borrower; unamortized debt discount; deferred discount; computer software; and research and development costs and expenses. Tangible Net Worth shall not be reduced by any net income that is less than zero (i.e., a net deficit or loss).

                  (B) Owner's Equity Percentage. An Owner's Equity Percentage equal to or exceeding 35%. "Owner's Equity Percentage" means the result obtained by dividing (i) Owner's Equity Amount by (ii) Total Assets, less Intangible Assets. "Owner's Equity Amount" means the sum of Tangible Net Worth and Subordinated Indebtedness.

                  (C) Current Ratio. A minimum current ratio of 1.30 to 1.0 calculated by dividing Borrower's Current Assets by Borrower's Current Liabilities where:

                           "Current Assets" means Consolidated current assets
                  under GAAP, provided that, regardless of GAAP, Current Assets shall not include: accounts receivable other than trade accounts receivable; receivables due from stockholders, directors, officers, partners, members, employees, subsidiaries, and other affiliates; promissory notes, including the portion due within the current period, unless the obligation evidenced thereby has been independently verified to Bank by an independent certified public accountant; accrued interest receivable; income tax refunds receivable; prepaid expenses; cash surrender value of life insurance policies; guarantee or performance deposits; and dealer reserves; and

                           "Current Liabilities" means Consolidated current
                  liabilities under GAAP and, in addition, the following: all indebtedness to stockholders, directors, officers, partners, members, employees, subsidiaries, and other affiliates that is not subordinated to the satisfaction of Bank to the obligations of Borrower under the Loan Documents as to Liens and Encumbrances, time and right of payment, and rights against Collateral.

                  (D) Working Capital. A minimum Working Capital in the amount of $40,000,000.00. "Working Capital" means Borrower's Current Assets, less Borrower's Current Liabilities, on a Consolidated basis.

                  (E) Debt Coverage Ratio. A minimum debt coverage ratio of 2.0 to l.0. This ratio shall be calculated on a rolling four quarter basis by dividing (i) Borrower's Consolidated net income after interest and taxes and before amortization and depreciation, by (ii) the prior period current portion of long term debt, all on a Consolidated basis.

                                   DEFINITIONS
                            with respect to Exhibit C


         "ACCOUNTS" shall have the meaning given it by the Uniform Commercial Code as in effect in the State of Arizona.

         "AFFILIATED PERSON" means any Person directly or indirectly controlling, under common control with, or controlled by the Borrower and shall include any officer, director, or record or beneficial owner of 5% or more of the outstanding capital stock of any class of the Borrower. For purposes of the definition of Affiliated Person, "control" when used with respect to any specific Person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings relative to the foregoing.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "CONSOLIDATED" means the consolidation of the accounts of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis; provided, however, that if there are no Subsidiaries, the accounts of which are required under generally accepted accounting principles to be consolidated with those of the Borrower, this term shall not be applicable to the financial statements and financial ratios of the Borrower referred to herein; and provided further that, the fact that there are no Subsidiaries, the accounts of which are required to be so consolidated, shall not relieve the Borrower from its obligations to furnish financial statements and comply with the financial ratios set forth herein.

         "ERISA" means the Employee Retirement Income Security Act of 1 974, as amended.

         "INDEBTEDNESS" as applied to any Person, means all obligations of that Person which are included in clauses (i), (ii), (iii) and (iv) of the definition of Liabilities below, irrespective of whether or not any such obligations also would be included within any other clause of such definition, but including, however, obligations properly treated as capital lease obligations or their equivalent under GAAP.

         "LIABILITIES" as applied to any Person means: (i) all obligations of that Person to repay or pay money borrowed from another Person or the deferred portion of the purchase price of services or property (other than inventory purchased in the ordinary course of business unless evidenced by a note payable); (ii) all obligations of that Person under bankers acceptances; (iii) all obligations of that Person under letters of credit; (iv) obligations of others which that Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which that Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable; (v) all obligations evidenced or secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by that Person is subject, whether or not the obligation evidenced or secured thereby shall have been assumed; and (vi) all other items (except items of capital stock, capital surplus, general contingency reserves, deferred income taxes, retained earnings and amounts attributable to minority interest, if any) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of that Person as of the date Liabilities is to be determined, including, without limitation, obligations of that Person properly treated as capital lease obligations or their equivalent under GAAP.

         "PBGC" is the Pension Benefit Guaranty Corporation.

         "PLAN" means any pension or other benefit plan subject to the provisions of ERISA.

         "SUBORDINATED INDEBTEDNESS" means all of the unsecured Indebtedness of the Borrower which is subordinated to all Indebtedness now or hereafter owed by the Borrower to the Lender on specific terms and conditions satisfactory to and approved in writing by the Bank.

         "SUBSIDIARY" means, with respect to the Borrower, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned by the Borrower, or by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries taken together.


                                      -2-